EXHIBIT 99.1
AUGUST 5, 2019
FOR IMMEDIATE RELEASE
CONTACT: ALTON LEWIS, CEO AND ERIC DOSCH, CFO
985.375.0350 / 985.375.0308

FIRST GUARANTY BANCSHARES, INC. AND UNION BANCSHARES, INCORPORATED AGREE TO MERGE
HAMMOND, LA, August 5, 2019 - First Guaranty Bancshares’ strong, steady growth and continued rise in shareholder value took another big step forward today with the announcement that Union Bancshares, Incorporated. (Union) and its wholly owned subsidiary, The Union Bank, have agreed to join and become a part of First Guaranty Bancshares, Inc. According to the terms of the agreement, First Guaranty will acquire all of the outstanding common stock of Union in a transaction valued at approximately $43 million.
Union is a strong and well managed institution located in Central Louisiana with seven locations. Besides adding strong assets and enhanced profitability, this acquisition will solidify First Guaranty Bancshares’ footprint by providing a profitable link between First Guaranty’s South Louisiana operations and First Guaranty’s North Louisiana and Texas operations.
“This is a very significant, positive move for First Guaranty. Darrel D. Ryland, the Board of Directors, and the staff of The Union Bank have built a very strong and profitable financial institution in the center of Louisiana. This acquisition will move First Guaranty into a part of Louisiana where we have never done business and also tie together all of our operations from north, south, and Texas. This move will provide great momentum with First Guaranty moving forward with our plans for continued growth and continued improvement in shareholder value,” said Alton Lewis, President and Chief Executive Officer of First Guaranty.
Under the terms of the agreement, First Guaranty will acquire Union for an aggregate purchase price of approximately $43 million. The aggregate purchase price is based on 1.5 times Union’s estimated tangible book value at September 30, 2019. The aggregate consideration paid to stockholders of Union will be 100% cash. Completion of this transaction is expected in late fourth quarter of 2019 and is subject to certain closing conditions, including Union stockholder approval and customary regulatory approvals. After closing, Union and its subsidiary The Union Bank will fully merge into First Guaranty.
ABOUT FIRST GUARANTY BANCSHARES, INC.
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates twenty-one branches in Louisiana and five branches in Texas. The Company’s common stock trades on the NASDAQ under the symbol FGBI.
First Guaranty Bancshares, Inc. Financial Highlights (as of June 30, 2019)
Assets: $1.9 billion
Loans: $1.3 billion
Deposits: $1.7 billion
Equity: $159.1 million
For additional information, visit First Guaranty Bank’s website at www.fgb.net.

ABOUT UNION BANCSHARES, INCORPORATED
Union Bancshares, Incorporated is the holding company for The Union Bank, a Louisiana state-chartered bank. The Union Bank currently operates seven branches in Louisiana. These include branch locations in Alexandria, Bunkie, Hessmer, Pineville, Moreauville, and two in Marksville.
Union Bancshares, Incorporated Financial Highlights (as of June 30, 2019)
Assets: $261.4 million
Loans: $185.8 million
Deposits: $209.0 million
Equity: $28.1 million
For additional information, visit The Union Bank’s website at www.union-bank.com.

FORWARD LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the transaction, including future financial and operating results and cost savings that may be realized from the transaction; (ii) plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.
Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting the banking industry. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in First Guaranty's reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). Except as required by law, First Guaranty is under no duty to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.